Exhibit 10.16
SECOND AMENDMENT TO THE
JACOBS EXECUTIVE DEFERRAL PLAN

(January 1, 2023 Plan Document)

WHEREAS, Jacobs Engineering Group Inc. (the "Company") maintains the Jacobs Executive Deferral Plan (the “Plan”) for the benefit of eligible employees of the Company and its participating affiliates;

WHEREAS, the Company wishes to amend the Plan to make changes in connection with the spin-off from the Company’s parent of its Critical Mission Solutions and Cyber & Intelligence government services business as a separate publicly-traded company, to be combined with Amentum Parent Holdings LLC (the “Spin-Off”);

WHEREAS, the Company retains the authority to amend the Plan from time to time pursuant to Article 10 thereof, which amendment authority is granted to the CFO of the Company’s parent, Jacobs Solutions Inc., and to the Chief Human Resources Officer of the Company, each acting individually; and

WHEREAS, Plan amendment authority has been further delegated to the undersigned pursuant to written resolution.

NOW THEREFORE, the Plan is amended as provided in the attachment hereto, with such amendment superseding and replacing any previously adopted amendment related to the Spin-Off.

Date: September 13, 2024                Jacobs Engineering Group Inc.

By:

/s/ Douglas Jones________________
Douglas Jones
Senior Vice President, Talent Strategies & Programs
Jacobs Engineering Group Inc.

Exhibit 10.16
SECOND AMENDMENT TO THE
JACOBS EXECUTIVE DEFERRAL PLAN

(January 1, 2023 Plan Document)

The following changes are effective September 9, 2024:

1.    The Introduction is amended by adding the following new paragraph at the end thereof:

Effective September 9, 2024, benefits and liabilities under the Plan (including, for the avoidance of doubt, under the 2005 Executive Deferral Plan and any other predecessor plans) relating to any “SpinCo Employees” or “Former SpinCo Employees” (in each case as defined in the SpinCo Agreements) are transferred to the stand-alone Jacobs Technology Inc. Executive Deferral Plan established by Jacobs Technology Inc. to pay such benefits. Pursuant to Section 10.5 of the Plan, neither the Company, its subsidiaries or affiliates, nor the Plan or Trust, shall have any remaining responsibility with respect to such transferred benefits and liabilities, and such SpinCo Employees and Former SpinCo Employees shall cease to be eligible to participate in this Plan as of such date. Any transfer of employment in connection with the transaction shall not constitute a Separation from Service and therefore will not be a distribution event under the Plan.

2.    Sections 1.36 through 1.40 are re-numbered as Sections 1.38 through 1.42, respectively, all cross references thereto are modified accordingly, and new sections 1.36 and 1.37 are added to read in their entirety as follows:

1.36    “SpinCo Agreements” mean the following:

(a)The Separation and Distribution Agreement, dated November 20, 2023, by and among Jacobs Solutions Inc., Amazon Holdco Inc., Amentum Parent Holdings LLC, and Amentum Joint Venture LP;

(b)The Agreement and Plan of Merger, dated November 20, 2023, by and among Jacobs Solutions Inc., Amazon Holdco Inc., Amentum Parent Holdings LLC, and Amentum Joint Venture LP; and

(c)The Employee Matters Agreement, dated November 20, 2023, by and among Jacobs Solutions Inc., Amazon Holdco Inc., and Amentum Parent Holdings LLC.

1.37    “SpinCo Distribution Date” means the “Distribution Date” as such term is defined in the SpinCo Agreements.

Exhibit 10.16
3.    Section 10.5 (“Divestitures”) is amended by adding the following sentence at the end thereof:

Sales and spin-offs for which this Section 10.5 applies include the sale of the Company’s Energy, Chemicals, and Resources (“ECR”) business to WorleyParsons effective April 26, 2019 and the spin-off of the Company’s Critical Mission Solutions and Cyber & Intelligence government services business as a separate publicly-traded company effective as of the SpinCo Distribution Date, to be merged with Amentum Parent Holdings LLC.
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